Exhibit 5.1

Founded in 1853	Mazanti-Andersen Korsø Jensen AdvokatPartnerselskab 10, Amaliegade DK-1256 Copenhagen K Denmark	tel +45 3314 3536 info@mazanti.dk vat dk3589 2052 mazanti.dk

Ascendis Pharma A/S

Tuborg Boulevard 12

2900 Hellerup

2.2.2016 Ref. 30701 ID 1294 Lars Lüthjohan Jensen attorney at law +45 3319 3749 llj@mazanti.dk

Re. Registration with the US Securities and Exchange Commission of ordinary shares of the Issuer

1.	Introduction

1.1	I act as Danish legal adviser to the Issuer in connection with the Registration. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Registration Shares. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.	Danish Law

2.1	This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3.	Scope of Inquiry

3.1	For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1	A copy of the Registration Statement.

3.1.2	A copy of:

a)	the Issuer’s deed of incorporation and articles of association as in effect on today’s date;

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b)	a compiled summary from the Danish Business Authority dated as of today’s date; and

c)	the Owners’ Register.

3.2	In addition, I have examined such documents, and performed such other investigations, as I consider for the purpose of this opinion. My examination has been limited to the text of the documents. With your consent I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

4.	Opinion

4.1	Based on the documents and investigations referred to in paragraph 3, I am of the following opinion:

As of the date hereof, the issue and sale of the Registration Shares have been duly authorized by all necessary corporate action of the Company, and the Registration Shares are validly issued, fully paid and non-assessable. Nonassessable shall in this context mean, in relation to a share, that the Issuer of the share has no right to require the holder of the share to pay to the Issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholding.

5.	Reliance

5.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

5.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

5.3	The Issuer may:

a)	file this opinion as an exhibit to the Registration Statement; and

b)	refer to Mazanti-Andersen Korsø Jensen Law Firm giving this opinion under the heading “Validity of the Securities” in the Prospectus.

5.4	The previous sentence is no admittance from me (or Mazanti-Andersen Korsø Jensen) that I am (or Mazanti-Andersen Korsø Jensen is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely,

/s/ Lars Lüthjohan Jensen

Lars Lüthjohan Jensen

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Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Issuer” means Ascendis Pharma A/S, with corporate seat in Gentofte, Denmark.

“Owners’ Register” means the Issuer’s owners’ register.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means up to those 11,407,904 ordinary shares, which may be represented by American Depositary Shares and that may be resold from time to time by the selling stockholders named in the Registration Statement.

“Registration Statement” means the Registration Statement on Form F-3 filed on the date hereof by the Issuer to register with the SEC the resale from time to time by the selling shareholders named in such Registration Statement up to 11,407,904 ordinary shares (which may be represented by American Depositary Shares).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.